EXHIBIT 10.2(a)

                                                  AMENDMENT NO. 1

                                                        TO

                                          TIMBERLINE SOFTWARE CORPORATION

                                       1989 NON-QUALIFIED STOCK OPTION PLAN

         This Amendment No. 1 (this "Amendment"), dated as of November 15, 1995, is to the 1989 Non-Qualified Stock Option Plan (the "Plan") of Timberline Software Corporation, an Oregon corporation (the "Company").

                                                    BACKGROUND

         The Compensation Committee of the Board of Directors of the Company desires to amend the Plan to make it more consistent with the Company's 1993 Stock Incentive Plan. Section 14.1 of the Plan grants the Compensation Committee the authority to amend the Plan with respect to the matters addressed in this Amendment.

                                                     AGREEMENT

         The following changes are hereby made to the Plan:

         1. ADMINISTRATION. The following is hereby added to the end of Section 2.1 of the Plan:

         "At any time when the officers and directors of the Company are subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the Plan Administrators shall consist solely of "disinterested" directors as such term is defined from time to time in Rule 16b-3 under the Exchange Act."

         2. ELIGIBILITY AND PARTICIPATION. Section 3 of the Plan is hereby deleted and replaced in its entirety by the following:

         "3. ELIGIBILITY AND PARTICIPATION. All officers and key employees of the Company or its parent or subsidiary corporations shall be eligible for selection to participate in the Plan. The Plan Administrators shall determine and designate from time to time the individuals to whom options shall be granted, the number of shares subject to such options, and the other terms and conditions of the options. No person shall be eligible to receive any option under the Plan while such person serves as a member of the Company's Compensation Committee. An individual who has been granted an option, if otherwise eligible and subject to the limitations contained in the Plan, may be granted additional options if the Plan Administrators so determine. Any options


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         granted under this Plan shall be granted within ten (10) years from the date of adoption of this Plan by the Board of Directors."

         3. DURATION OF OPTIONS. Section 5.2 of the Plan is hereby amended by replacing "Board of Directors" with "Plan
Administrators" in the first sentence.

         4. TERMS OF OPTIONS. Section 6 of the Plan is hereby deleted and replaced in its entirety by the following:

         "6.  EXERCISE

                  6.1 EXERCISE OF OPTIONS. Except as provided in Section 6.3 or as determined by the Plan Administrators, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company or any parent or subsidiary corporation of the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Plan Administrators shall not, however, be deemed an interruption of employment for purposes of the Plan. Unless otherwise determined by the Plan Administrators, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. No option may be exercised by an officer or director of the Company within six months of the date of grant. Except as provided in Sections 6.3, 8 and 9, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Plan Administrators; PROVIDED, HOWEVER, that options shall not be exercised for fractional shares.

                  6.2 NONTRANSFERABILITY. Each option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death; PROVIDED, HOWEVER, that with the consent of the Plan Administrators, options may be assigned or transferred pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act, as amended ("ERISA"), or the rules thereunder. Each option granted under the Plan by its terms shall be exercisable during the optionee's lifetime only by the optionee, or his or her permitted assignee or

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         transferee pursuant to such a qualified domestic
         relations order.
                  6.3      TERMINATION OF EMPLOYMENT OR SERVICE.

                  (a) In the event the employment of the optionee by the Company or a parent or subsidiary corporation of the Company terminates for any reason other than because of death or physical disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of three months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                  (b) In the event of the termination of the optionee's employment with the Company or a parent or subsidiary corporation of the Company because the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code), the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                  (c) In the event of the death of an optionee while employed by the Company or a parent or subsidiary corporation of the Company, the option may be exercised at any time prior to the expiration date of the option or the expiration of one year after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option on the date of death, and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                  (d) The Plan Administrators, at the time of grant or at any time thereafter, may extend the three-month and one-year expiration periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Plan Administrators may determine.

                  (e) To the extent that the option of any deceased optionee or of any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.


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                  6.4  PURCHASE  OF  SHARES.   Unless  the  Plan  Administrators
         determine otherwise, shares may be acquired pursuant to an option only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction. Unless the Plan Administrators determine otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Plan Administrators, cash that may be the proceeds of a loan from the Company), or, with the consent of the Plan Administrators, in whole or in part, in shares valued at Fair Market Value, as determined pursuant to Section 5.3. Unless the Plan Administrators determine otherwise, all payments made to the Company in connection with the exercise of an option must be made by a certified or cashier's bank check or by the transfer of immediately available federal funds. No shares shall be issued until full payment therefor has been made. With the consent of the Plan
         Administrators,   an   optionee   may  request  the  Company  to  apply
         automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes
         required   beyond  any  amount   deposited   before   delivery  of  the
         certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company may withhold that amount from other amounts or property payable to the optionee by the Company or the parent or subsidiary corporation, including salary and shares issuable upon exercise of the option, subject to applicable law. With the consent of the Plan Administrators, an optionee may deliver shares to the Company to satisfy the withholding obligation."

         5. ADJUSTMENTS. Sections 8, 9 and 10 of the Plan are hereby deleted and replaced in their entirety by the following:

         "8.      CHANGES IN CAPITAL STRUCTURE. If the outstanding
         shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities

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         of  the   Company   or  of  another   corporation   by  reason  of  any
         recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, the Plan Administrators shall make appropriate adjustments (a) in the number and kind of shares available for grants of options under the Plan; and (b) in the number and kind of shares as to which outstanding options, or portions thereof then
         unexercised,   shall  be   exercisable,   so  that  the   participant's
         proportionate interest before and after the occurrence of the event is maintained; PROVIDED, HOWEVER, that this Section 8 shall not apply with
         respect   to   transactions   referred   to  in  Section  9.  The  Plan
         Administrators may also require that any securities issued in respect of or exchanged for shares issued hereunder that are subject to restrictions be subject to similar restrictions. Notwithstanding the foregoing, the Plan Administrators shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Plan
         Administrators. Any such adjustment made by the Plan Administrators shall be conclusive.

         9.       EFFECT OF REORGANIZATION OR LIQUIDATION.

                  9.1 CASH, STOCK OR OTHER PROPERTY FOR STOCK. Except as provided in Section 9.2, upon a merger, consolidation, reorganization, plan of exchange or liquidation involving the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their Common Stock (any such transaction to be referred to in this Section 9 as an "Accelerating Event"), any option granted hereunder shall terminate, except as specified in the following sentence, but the optionee shall have the right during the 30-day period immediately prior to any such Accelerating Event to elect to exercise his or her option, in whole or in part, without any limitation on exercisability; PROVIDED, HOWEVER, that such exercise shall be deemed to occur immediately prior to such Accelerating Event and shall be contingent upon the occurrence of such Accelerating Event. With respect to an option granted to an officer or director subject to Section 16 of the Exchange Act, less than six months prior to any Accelerating Event, such officer or director shall have the right to require the Company to purchase such option or stock appreciation right at a purchase price computed pursuant to Section 9.3 during the 30-day period following the expiration of six months following the date of such grant, and this right shall apply even if the option has otherwise

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         terminated pursuant to Section 6.3 following such
         Accelerating Event.

                  9.2 STOCK FOR STOCK. If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their Common Stock in any transaction involving a merger, consolidation, reorganization, or plan of exchange, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock, unless the Plan Administrators, in their sole discretion, determine that any or all such options granted hereunder shall not be converted, but instead shall terminate in accordance with the provisions of Section 9.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder to take into account the relative values of the Exchange Stock and the Company's Common Stock in the transaction.

                  9.3 PURCHASE PRICE FOR CERTAIN OFFICERS AND DIRECTORS. With respect to an option granted to an officer or director subject to
         Section 16 of the Exchange Act less than six months prior to an Accelerating Event, the purchase price payable pursuant to Section 9.1 shall be the product of (a) the excess, if any, of the purchase price paid for each share in the Accelerating Event over the option price, multiplied by (b) the number of shares covered by the option. However, no right to require the purchase of any option may be exercised in connection with an Accelerating Event if the purchase price determined under this Section 9.3 is negative.

                  9.4 TRANSFERABILITY. The rights set forth in this Section 9 shall be transferable only to the extent the related option is transferable.

         10. EMPLOYMENT RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (a) confer upon any employee any right to be continued in the employment of the Company or any parent or subsidiary corporation of the Company or shall interfere in any way with the right of the Company or any parent or subsidiary corporation of the Company by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits; or (b) confer upon any person engaged by the Company or any parent or subsidiary corporation of the Company any right to be retained or employed by the Company or the parent or subsidiary or to the continuation, extension, renewal, or modification of any compensation, contract, or

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         arrangement with or by the Company or the parent or
         subsidiary."

         6. DELETED PROVISIONS. The text of Sections 12 and 13 of the Plan are hereby deleted and replaced in each case by the words "Intentionally omitted."

         7. NO FURTHER MODIFICATIONS. Except as specifically modified in this Amendment, the Plan shall remain unmodified and in full force.

         IN  WITNESS   WHEREOF,   this   Amendment  was  duly  approved  by  the
Compensation Committee of the Board of Directors of the Company as of November 15, 1995.



/s/ James A. Meyer                            /s/ Donald L. Tisdel
-----------------------------             ------------------------------
James A. Meyer                             Donald L. Tisdel
Compensation Committee Member              Compensation Committee Member